EXHIBIT 11.1


                      NATURAL ALTERNATIVES INTERNATIONAL, INC.

                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                    (unaudited)

                    For the Three Months Ended December 31, 1995

                                                                                    Primary      Fully Diluted
                                                              Days                 Weighted        Weighted
                                                              Out                   Average         Average
                                                             stand-                  Shares          Shares
                                         From         To      ing      Shares     Outstanding     Outstanding    Outstanding
                                       --------    --------   ----   ---------    -----------    -------------    -----------

Beginning shares                       10/01/95    12/31/95    92    5,279,875      5,279,875        5,279,875

Dilutive effect of common
  stock equivalents:

  At average price per share           10/01/95    12/31/95    92    1,001,000        326,966          326,966

  At closing price per share                                                              n/a              n/a

Exercise of employee stock options     11/09/95    12/31/95    53       15,000          8,641            8,641

Exercise of employee stock options     11/10/95    12/31/95    52        2,500          1,413            1,413
                                                                                  -----------    -------------

Ending shares                                                                       5,616,895        5,616,895
                                                                                  ===========    =============

Net Earnings                                                                      $   735,396    $     735,396
                                                                                  ===========    =============

Net Earnings Per Share                                                            $      0.13    $        0.13
                                                                                  ===========    =============